 UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2020

Safeguard Scientifics, Inc.

(Exact Name of registrant as Specified in Charter)

Pennsylvania	1-5620	23-1609753
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer ID No.)

One Radnor Corp. Ctr., Suite 110 100 Matsonford Rd. Radnor, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 610-293-0600

Not applicable

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($.10 par value)	SFE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported by Safeguard Scientifics, Inc. (the “Company”), Brian J. Sisko stepped down as President and Chief Executive Officer of the Company, effective March 31, 2020 (the “Separation Date”). On April 20, 2020, Mr. Sisko and the Company entered into a general release and agreement (the “Agreement”) in connection with Mr. Sisko’s departure from the Company.

Consistent with the terms of Mr. Sisko’s employment agreement, pursuant to the Agreement and subject to the terms and conditions set forth therein, Mr. Sisko is entitled to (i) a lump sum payment equal to $375,000, which is equal to the annual base salary Mr. Sisko would have received from the Separation Date through December 31, 2020, (ii) a lump sum payment equal to $600,000, which is equal to Mr. Sisko’s annual incentive bonus, paid at target, under the Company’s Management Incentive Plan for the calendar year 2020 and (iii) a lump sum payment equal to $750,000, which is equal to 1.5 times Mr. Sisko’s annual base salary.

Mr. Sisko’s current equity interests under the Company’s long-term incentive plans that would have vested through December 31, 2020 will continue to vest pursuant to the terms of such awards through December 31, 2020. In addition, Mr. Sisko will be entitled to exercise (i) any vested outstanding time-based stock options (vested at the Separation Date or vesting through December 31, 2020) within the thirty-six month period following the Separation Date and (ii) any vested outstanding performance-based options (vested at the Separation Date or vesting through December 31, 2020) within the twelve month period following the Separation Date, unless, in either case, such options would by their terms expire sooner, in which case Mr. Sisko may exercise such options at any time before their expiration.

Mr. Sisko will remain eligible for any and all transaction bonus payments, if any become payable, under the terms of the Company’s Transaction Bonus Plan. In addition, Mr. Sisko will be entitled to certain medical and insurance benefits, including the payment of Mr. Sisko’s cost of COBRA continuation coverage through December 31, 2021 as well as the reimbursement of certain insurance and other expenses through December 31, 2021.

The Agreement contains a general release of claims by Mr. Sisko against the Company as well as confidentiality and other covenants.

The summary description of the Agreement contained in this Current Report on Form 8-K is not complete and is qualified in its entirety by, and should be read in conjunction with, the complete text of the Agreement, which is filed as Exhibit 10.1 and is incorporated herein by reference.

ITEM 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

10.1	General Release and Agreement, dated April 20, 2020, by and between the Company and Brian J. Sisko.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Safeguard Scientifics, Inc.

Date: April 21, 2020	By:	/s/ G. Matthew Barnard
Name: G. Matthew Barnard
Title: General Counsel